Exhibit 99.1

AMERICAN MEDIA, INC. TO HOLD EARNINGS CONFERENCE CALL
ON JULY 1, 2015 TO DISCUSS RESULTS FOR FISCAL YEAR 2015

NEW YORK, June 30, 2015 /PRNewswire/ - American Media, Inc. (AMI) today announced that it will hold an earnings conference call on July 1, 2015 at 3:30 p.m. EDT to discuss the financial results for Fiscal 2015. AMI's Annual Report on Form 10-K for the fiscal year ended March 31, 2015 was filed with the Securities and Exchange Commission on July 1, 2015 prior to the call.

Conference call details are as follows:
Date: Wednesday, July 1, 2015
Time: 3:30 p.m. EDT
Call-In Number: (877) 293-9442/ (630) 343-1248
Reservation Number: 8598
A telephonic replay of the conference call has been arranged to be available from Wednesday, July 1, 2015 at 6:00 p.m. EDT through 6:00 pm EDT on Wednesday, July 15, 2015.  To access the replay, please call: (866) 873-8511/ (630) 343-1245 and reference reservation number: 8598.

About American Media, Inc.
American Media, Inc. (AMI) owns and operates the leading print and digital celebrity and active lifestyle media brands in the United States. AMI’s titles include National Enquirer, Star, OK!, Globe, National Examiner, Soap Opera Digest, Men’s Fitness, Muscle & Fitness, Flex and Muscle & Fitness Hers. AMI also manages 14 different digital sites including RadarOnline.com, OKmagazine.com, MensFitness.com and MuscleandFitness.com. AMI’s magazines have a combined total circulation of 3.2+ million and reach more than 40 million men and women each month. AMI’s digital properties reach an average of 49+ million unique visitors and 224+ million page views monthly.

Contact:
Christopher V. Polimeni
Executive Vice President and Chief Financial Officer
American Media, Inc.
212.545.4829

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